As filed with the Securities and Exchange Commission on January 31, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NEOFORMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0424252
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Neoforma, Inc.
3061 Zanker Road
San Jose, California 95134
(Address of Principal Executive Offices, including Zip Code)

1999 Equity Incentive Plan
1999 Employee Stock Purchase Plan
(Full Titles of the Plans)

Andrew L. Guggenhime
Chief Financial Officer
Neoforma, Inc.
3061 Zanker Road
San Jose, California 95134
(408) 468-4000
(Name, Address and Telephone Number of Agent for Service)

Copies to:

David K. Michaels, Esq.
Scott J. Leichtner, Esq.
Fenwick & West LLP
801 California St.
Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	1,046,511	(1)	$9.10	(2)	$9,523,250	$877

(1)
Represents 918,044 additional shares reserved for issuance upon exercise of stock options under the Registrant’s 1999 Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2003 equal to the difference between the number of shares available for grant under the Registrant’s 1999 Equity Incentive Plan as of December 31, 2002 and 5% of the total outstanding shares of the Registrant’s common stock as of December 31, 2002. Also includes 128,467 additional shares available for issuance under the Registrant’s 1999 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2003 equal to the difference between the number of shares available for grant under the Registrant’s 1999 Employee Stock Purchase Plan as of December 31, 2002 and 1% of the total outstanding shares of the Registrant’s common stock as of December 31, 2002. Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall cover any additional shares of common stock which become issuable under the Registrant’s 1999 Equity Incentive Plan or 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales prices for the Registrants’ common stock as reported on the Nasdaq National Market on January 30, 2003.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 918,044 shares under the Registrant’s 1999 Equity Incentive Plan, and an additional 128,467 shares under the Registrant’s 1999 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-95299) filed on January 24, 2000 are hereby incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.

4.1
Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex D to the Registrant’s definitive proxy statement on Schedule 14A filed on June 29, 2000).

4.2
Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendices B and D-3 to the Registrant’s definitive proxy statement on Schedule 14A filed on July 17, 2001).

4.3	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-89077) (the “Form S-1)).

4.4	Form of Specimen Certificate for the Registrant’s common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.5
Amended and Restated Registration Rights Agreement dated June 30, 2000 among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.02 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000).

4.6
Amendment No. 1 to the Amended and Restated Registration Rights Agreement dated January 25, 2001 (incorporated by reference to Exhibit 4.03 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000).

4.7	Registrant’s 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.04 to the Form S-1).

4.8	Registrant’s 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.03 to the Form S-1).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent accountants.

24.1	Power of Attorney (see page 4).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 31st day of January, 2003.

NEOFORMA, INC.

By:	/s/ ANDREW L. GUGGENHIME
Andrew L. Guggenhime Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert J. Zollars and Andrew L. Guggenhime, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 31st, 2003 by the following persons in the capacities indicated:

Signature	Title	Date

/s/ ROBERT J. ZOLLARS Robert J. Zollars	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 31, 2003

/s/ ANDREW L. GUGGENHIME Andrew L. Guggenhime	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2003

/S/ CURT NONOMAQUE Curt Nonomaque	Director	January 31, 2003

/s/ RICHARD D. HELPPIE Richard D. Helppie	Director	January 31, 2003

/s/ MARK MCKENNA Mark McKenna	Director	January 31, 2003

/s/ ANDREW FILIPOWSKI Andrew Filipowski	Director	January 31, 2003

/s/ JEFFREY HILLEBRAND Jeffrey Hillebrand	Director	January 31, 2003

/s/ MICHAEL MURRAY Michael Murray	Director	January 31, 2003

/s/ ROBERT J. BAKER Robert J. Baker	Director	January 31, 2003

/s/ C. THOMAS SMITH C. Thomas Smith	Director	January 31, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent accountants

24.1	Power of Attorney (see page 4)